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                                                                    EXHIBIT 23.2


            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 25, 2004 (except for Note 1, as to which the date is _____________, 2005) in the Registration Statement (Form S-1 No. 333-120792) and related Prospectus of LHC Group, Inc. for the registration of 4,000,000 shares of its common stock.

                                                               Ernst & Young LLP

New Orleans, Louisiana



The foregoing consent is in the form that will be signed upon the completion of the merger and restatement of capital accounts described in Note 1 to the consolidated financial statements.

                                                           /s/ Ernst & Young LLP
New Orleans, Louisiana
January 4, 2005